CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form N-1A of our report dated December 27, 2024, relating to the special purpose schedule of investments and related notes of the separately managed account advised by Argent Capital Management, LLC as October 31, 2024 to be acquired by Argent Focused Small Cap ETF, an open-end diversified series of EA Series Trust, and to the references to our firm in the Prospectus and Statement of Additional Information.

We consent to the incorporation by reference in the Registration Statement on Form N-1A of our report dated December 27, 2024, relating to the special purpose schedule of investments and related notes of the separately managed account advised by Argent Capital Management, LLC as October 31, 2024 to be acquired by Argent Large Cap ETF, an open-end diversified series of EA Series Trust, and to the references to our firm in the Prospectus and Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 31, 2024